Exhibit 10.10

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”) is made as of June 11, 2018 between each of the signatories hereto (collectively, the “Grantors”) in favor of BNP PARIBAS, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”) (as defined in the Pledge and Security Agreement referred to below).

RECITALS:

WHEREAS, reference is made to that certain Pledge and Security Agreement, dated as of June 11, 2018 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), by and among the Grantors, the other grantors party thereto and the Collateral Agent; and

WHEREAS, under the terms of the Pledge and Security Agreement, the Grantors have (i) as collateral security for the Secured Obligations, granted to the Collateral Agent a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the Collateral (as defined in the Pledge and Security Agreement), including, without limitation, certain Intellectual Property of the Grantors and (ii) agreed to execute this Agreement for recording with the United States Patent and Trademark Office, and other applicable Governmental Authorities.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

Section 1. Grant of Security. As collateral security for the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise of the Secured Obligations, each Grantor hereby grants to the Collateral Agent a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following:

(a) All United States trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to (i) the registrations and applications referred to in Schedule 1 hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business associated with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including any royalties or income from the Trademark Licenses and any and all payments, claims, damages, and proceeds of suit (collectively, the “Trademarks”).

Section 2. Recordation. Each Grantor authorizes and requests that the Commissioner of Patents and Trademarks and any other applicable government officer record this Agreement.

Section 3. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 4. Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

Section 5. Conflict Provision. This Agreement has been entered into in conjunction with the provisions of the Pledge and Security Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Pledge and Security Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. If any provisions of this Intellectual Property Security Agreement are in conflict with the Pledge and Security Agreement or the Credit Agreement, the provisions of the Pledge and Security Agreement or the Credit Agreement shall govern.

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IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

NATIONAL RESPONSE CORPORATION,
as a Grantor

By:	/s/ Glenn M. Shor
Name: Glenn M. Shor
Title: Secretary

NRC NY ENVIRONMENTAL SERVICES, INC.,
as a Grantor

By:	/s/ Paul Taveira
Name: Paul Taveira
Title: President and CEO

PROGRESSIVE ENVIRONMENTAL SERVICES, INC.,
as a Grantor

By:	/s/ Glenn M. Shor
Name: Glenn M. Shor
Title: Treasurer and Assistant Secretary

[Signature Page to IP Security Agreement (Trademarks)]

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BNP PARIBAS, as Collateral Agent

By:	/s/ Michael Colias
Name: Michael Colias
Title: Managing Director

By:	/s/ Davin Engelson
Name: Davin Engelson
Title: Director

[Signature Page to IP Security Agreement (Trademarks)]

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